Exhibit 99.1

CVG ANNOUNCES AMENDMENT TO CREDIT FACILITY

NEW ALBANY, OHIO (May 18, 2022) - CVG (NASDAQ: CVGI) ("CVG" or the "Company") today announced that on May 12, 2022 it had entered into an amendment to increase its existing senior secured credit facilities to $325 million from $275 million consisting of a $175 million Term Loan A (the “Term Loan A”) and a $150 million Revolving Credit Facility (the “Revolver” and together with the Term Loan A the “Senior Secured Credit Facilities”). The amendment provides the Company with additional capital flexibility to execute upon its transformation and growth initiatives.

Chris Bohnert, Chief Financial Officer, commented, “The successful completion of our amended credit facilities provides an additional $50 million of liquidity offering the Company further flexibility to execute our business transformation and strategic growth initiatives. In addition to the increase in capital, we negotiated a more accommodative interest rate to include a reduction of 50 bps leading to annual interest expense savings of approximately $1 million, depending on total borrowings. We appreciate the confidence that our banking group has in our management team’s ability to execute upon our strategy.”

As part of the amended terms of the agreement, the maturity date of the Senior Secured Credit Facilities has been extended by twelve months to May 12, 2027, the interest rate will decrease by 50 bps at various leverage ratios based on SOFR, and pro-forma leverage will increase from the current 3.25x to 3.75x until December 31, 2022 with a quarterly step down of 25 bps to 3.00x leverage by September 30, 2023 and remain at this level thereafter. Further, separate from the Company’s annual $35 million cap, a one-time $45 million capital project basket was included in the amendment. All other key provisions, including the $75 million accordion, acquisition holiday, and other baskets remain unchanged.

Additional information regarding the Senior Secured Credit Facilities can be found in Form 8-K filed with the Securities and Exchange Commission.

For further information, please contact IR@CVGRP.com.

Company Contact

Christopher Bohnert, Chief Financial Officer
CVG
IR@CVGRP.com

About CVG

At CVG, we deliver real solutions to complex design, engineering and manufacturing problems across a range of global industries by innovating, constantly adding value, and treating our customer's bottom line as if it were our own. Information about the Company and its products is available on the internet at www.cvgrp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as “believe”, “anticipate”, “plan”, “expect”, “intend”, “will”, “should”, “could”, “would”, “project”, “continue”, “likely”, and similar expressions. In particular, this press release may contain forward-looking statements about the Company’s expectations for future periods with respect to its plans to improve financial results, the future of the Company’s end markets, including the short-term and long-term impact of the COVID-19 pandemic on our business, changes in the Class 8 and Class 5-7 North America truck build rates, performance of the global construction equipment business, the Company’s prospects in the wire harness, warehouse automation and electric vehicle markets, the Company’s initiatives to address customer needs, organic growth, the Company’s strategic plans and plans to focus on certain segments, competition faced by the Company, volatility in and disruption to the global economic environment and the Company’s financial position or other financial information. These statements are based on certain assumptions that the Company has made in light of its experience as well as its perspective on historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including those included in the Company’s filings with the SEC. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.

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